Exhibit 99.1

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Ian Martorana

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Plug Power To Host Virtual Plug Symposium On September 24, 2020

2nd Annual Plug Symposium virtually convenes industry thought-leaders to discuss the trends influencing the adoption of green hydrogen and fuel cell power to meet the world’s clean energy demands.

Latham, NY — September 21, 2020 — Plug Power Inc. (NASDAQ: PLUG), a leading provider of clean hydrogen and zero-emission fuel cell solutions for the power, energy, and transportation industries, will host its second annual Plug Symposium on Thursday, September 24, 2020.

The event presents an opportunity for engaging dialogue on advancing sustainable solutions for an electrified world. The program features a deep dive into the state of the global green hydrogen economy. Alongside Plug Power’s executive leadership, the symposium brings together an impressive roster of speakers from across the industry and stakeholder groups. These experts will provide their perspectives on how the hydrogen and fuel cell industry is adapting to today’s dynamic environment of growth. The speakers will also share their insights on key micro and macro-level developments and opportunities in high growth markets such as green hydrogen.

“Over the past year, Plug Power has brought hydrogen fuel cells to new markets, expanded our product lines and made strides toward vertical integration with strategic acquisitions,” said Andy Marsh, Plug Power CEO. “I’m thrilled to have the opportunity to share our progress made towards achieving the goals to deliver $1.2 billion in annual gross billings, $200 million in operating income and $250 million in adjusted EBITDA. I also look forward to hearing from the industry leaders who share our vision.”

“Plug Power is accelerating the future of the hydrogen economy including green hydrogen generation and broader mobility applications,” said Sanjay Shrestha, Plug Power Chief Strategy Officer. “Hydrogen’s potential to deliver on climate commitments, enhance energy security and unlock new value for businesses is becoming increasingly clear. We’re excited to bring the industry together at this year’s Plug Symposium to discuss pertinent issues that will accelerate the industry’s growth.”

The half-day Plug Symposium will also provide investors and analysts a view into the company’s progress toward its 2024 targets and present a roadmap of strategic opportunities. For an agenda and to register for the event by September 23rd, please visit the link here.

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About Plug Power

Plug Power is building the hydrogen economy as the leading provider of comprehensive hydrogen fuel cell (HFC) turnkey solutions. The company’s innovative technology powers electric motors with hydrogen fuel cells amid an ongoing paradigm shift in the power, energy, and transportation industries to address climate change and energy security, while providing efficiency gains and meeting sustainability goals.

Plug Power created the first commercially viable market for hydrogen fuel cell (HFC) technology. As a result, the company has deployed over 35,000 fuel cell systems for e-mobility, more than anyone else in the world, and has become the largest buyer of liquid hydrogen, having built and operated a hydrogen highway across North America. Plug Power delivers a significant value proposition to end-customers, including meaningful environmental benefits, efficiency gains, fast fueling, and lower operational costs.

Plug Power’s vertically-integrated GenKey solution ties together all critical elements to power, fuel, and provide service to customers such as Amazon, BMW, The Southern Company, Carrefour, and Walmart. The company is now leveraging its know-how, modular product architecture and foundational customers to rapidly expand into other key markets including zero-emission on-road vehicles, robotics, and data centers.

Safe Harbor Statement

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc.("PLUG"), including but not limited to statements about PLUG's expectations regarding growth in Europe, revenue, growth with GenKey customers and its project financing platform. You are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue, in whole or in part; the risk that pending orders may not convert to purchase orders, in whole or in part; the risk that a loss of one or more of our major customers could result in a material adverse effect on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls or key personnel; the risks related to use of flammable fuels in our products; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; the ability to achieve the forecasted gross margin on the sale of our products; the risk that our actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our products, including GenDrive, GenSure and GenKey systems; the volatility of our stock price; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to successfully expand internationally; our ability to improve system reliability for our GenDrive, GenSure and GenKey systems; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; risks associated with potential future acquisitions; and other risks and uncertainties referenced in our public filings with the Securities and Exchange Commission (the “SEC”). For additional disclosure regarding these and other risks faced by PLUG, see disclosures contained in PLUG's public filings with the SEC including, the "Risk Factors" section of PLUG's Annual Report on Form 10-K for the year ended December 31, 2019. You should consider these factors in evaluating the forward-looking statements included in this presentation and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and PLUG undertakes no obligation to update such statements as a result of new information.

SOURCE: PLUG POWER